Exhibit 99.2

AT THE COMPANY
Brenda Abuaf, Corporate Communications
(800) 831-4826

CharterMac Announces New CUSIP Number in Connection with Name Change

NEW YORK--(BUSINESS WIRE)--CharterMac (the "Company") (NYSE:CHC - News) today announced that in connection with the Company's name change to Centerline Holding Company, the Company has a new CUSIP number. The new CUSIP number for Centerline Holding Company's common shares is 15188T 108. Centerline Holding Company's common shares will continue to trade on the New York Stock Exchange under the symbol "CHC".

About Centerline Capital Group

Centerline Capital Group, a subsidiary of Centerline Holding Company (NYSE:CHC - News), lends, invests and manages capital for the real estate industry. Centerline Capital Group is headquartered in New York, New York and has over 500 employees in nine offices throughout the United States. For more information, please visit Centerline's website at http://www.centerline.com or contact the Investor Relations Department directly at 800-831-4826.

Certain statements in this document may constitute forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are detailed in Centerline Holding Company's most recent Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission, and include, among others, adverse changes in the real estate markets including, among other things, competition with other companies; interest rate fluctuations; general economic and business conditions, which will, among other things, affect the availability and credit worthiness of prospective tenants, lease rents and the terms and availability of financing for properties financed by mortgage revenue bonds we own; environment/safety requirements; changes in applicable laws and regulations; our tax treatment, the tax treatment of our subsidiaries and the tax treatment of our investments; risk of default associated with the mortgage revenue bonds and other securities held by us or our subsidiaries; risks associated with providing credit intermediation; risk of loss under mortgage banking loss sharing agreements; the risk that relationships with key investors and developers may not continue; our ability to generate fee income may not continue; and risks related to the form and structure of our financing arrangements. Such forward-looking statements speak only as of the date of this document. Centerline Holding Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Centerline Holding Company's expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

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